UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Jefferson Street, Chicago, Illinois	60607
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 28, 2014, The Hillshire Brands Company, a Maryland corporation (“Hillshire Brands”), terminated its senior unsecured five-year revolving credit facility agreement, dated May 24, 2012 (the “Company Revolving Facility Agreement”), by and among Hillshire Brands, as borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, National Association, and U.S. Bank National Association, as co-documentation agents, and Goldman Sachs Bank USA, Lloyds Securities Inc., Morgan Stanley Bank, N.A., Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch, RBS Citizens, N.A., Royal Bank of Canada, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-agents. Hillshire Brands terminated the Company Revolving Facility Agreement in connection with the Merger (defined below). At termination, Hillshire Brands did not have any borrowings outstanding under the Company Revolving Facility Agreement and all outstanding fees thereunder were repaid at termination, along with all interest and fees under the Company Revolving Facility Agreement, with Hillshire Brands’ cash on hand. No material termination penalties were incurred as a result of the termination of the Company Revolving Facility Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 1, 2014, Hillshire Brands entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tyson Foods, Inc., a Delaware corporation (“Tyson”), and HMB Holdings, Inc., a Maryland corporation and wholly owned subsidiary of Tyson (“Purchaser”), pursuant to which, among other things, Purchaser would merge with and into Hillshire Brands (the “Merger”), with Hillshire Brands surviving the Merger as a wholly owned subsidiary of Tyson. In accordance with the terms of the Merger Agreement, on Thursday, August 28, 2014, the Merger was completed.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on July 16, 2014 to acquire all the outstanding Hillshire Brands common stock, par value $0.01 per share (the “Shares”), at a price of $63.00 per Share, in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 2014 (the “Offer to Purchase”), and in the related Letter of Transmittal, each filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Tender Offer Statement on Schedule TO dated July 16, 2014 (as amended or supplemented from time to time, the “Schedule TO”) filed by Purchaser and Tyson.

On August 28, 2014, Tyson and Hillshire Brands announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, August 27, 2014. According to Computershare Trust Company, N.A., the depositary for the Offer, 86,987,201 Shares were validly tendered and not validly withdrawn (not including 3,662,904 Shares tendered pursuant to notices of guaranteed delivery), which represented approximately 70% of the outstanding Shares. Purchaser has accepted for payment, and has made payment to the depositary (which is acting as agent for tendering stockholders for the purpose of receiving payments for tendered Shares) for, all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer.

1

Pursuant to the option (the “Top-Up Option”) granted to Purchaser under the Merger Agreement to purchase directly from Hillshire Brands newly-issued Shares at the Offer Price, Hillshire Brands issued to Purchaser 250,754,549 Shares (the “Top-Up Shares”) for an aggregate purchase price of $15,797,536,587, which was paid by delivery of a promissory note. Under the Merger Agreement, because Tyson and Purchaser did not collectively own at least 90% of the Shares upon completion of the Offer, Purchaser was deemed to have exercised the Top-Up Option. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Upon the purchase of the Top-Up Shares on August 28, 2014, Purchaser held a total of 337,741,750 Shares, representing more than 90% of the outstanding Shares. As a result of the purchase of Shares in the Offer and the exercise of the Top-Up Option, Purchaser and Hillshire Brands completed the Merger through the “short-form” procedures available under the Maryland General Corporation Law.

The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Hillshire Brands notified the New York Stock Exchange (the “NYSE”) and the Chicago Stock Exchange (the “CSE”) on August 28, 2014 that any remaining outstanding Shares not owned, directly or indirectly, by Tyson, Purchaser or Hillshire Brands or not held by any Hillshire Brands subsidiary were converted into the right to receive the Offer Price and requested that the NYSE and the CSE each file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on the NYSE and the CSE was suspended prior to the opening of trading on August 29, 2014. Hillshire Brands also intends to file with the SEC a Form 15 requesting that Hillshire Brands’ reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each outstanding Share, other than Shares owned, directly or indirectly, by Tyson, Purchaser or Hillshire Brands or held by any Hillshire Brands subsidiary, was converted into the right to receive the Offer Price.

Item 5.01	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger, a change in control of Hillshire Brands occurred and Hillshire Brands became a wholly owned subsidiary of Tyson. The information set forth in Item 2.01 above is incorporated by reference herein. Purchaser purchased the Shares for an aggregate amount of approximately $7.8 billion and obtained the funds for the purchase from Tyson. Tyson obtained the funds necessary to fund the acquisition through borrowings under credit facilities with certain third party lenders, from the proceeds of Tyson’s issuance of debt and equity securities and from cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the effective time of the Merger and pursuant to the Articles of Merger, the members of Hillshire Brands’ Board of Directors immediately prior to such time resigned as directors of Hillshire Brands, and David L. Van Bebber (Age 58) and Dennis Leatherby (Age 54) were appointed as the new directors of Hillshire Brands. No director resigned because of any disagreement with Hillshire Brands on any matter relating to its operations, policies, or practices. At the time the new directors were appointed, Hillshire Brands had not yet determined on which committees, if any, of the Board of Directors they would serve.

Also in connection with the Merger, following the effective time of the Merger, Sean M. Connolly (Age 49), President and Chief Executive Officer, Maria Henry (Age 48), Executive Vice President and Chief Financial Officer, and Kent B. Magill (Age 61), Executive Vice President, General Counsel and Corporate Secretary, ceased performing the duties and responsibilities of their respective positions for Hillshire Brands. Such persons’ last day of employment with Hillshire Brands will be September 30, 2014. Following the effective time of the Merger, the following Hillshire Brands executive officers were appointed by the Hillshire Brands Board of Directors: Donnie Smith (Age 54), President and Chief Executive Officer; Dennis Leatherby (Age 54), Executive Vice President and Chief Financial Officer; David L. Van Bebber (Age 58), Executive Vice President and General Counsel; R. Read Hudson (Age 56), Vice President and Secretary; and Nathan A. Hodne (Age 48), Vice President and Assistant Secretary.

The information otherwise required by Item 5.02 of this Current Report on Form 8-K regarding the new directors and executive officers of Hillshire Brands has been previously disclosed in Schedule I of the Offer to Purchase, filed as Exhibit (a)(1)(i) to the Schedule TO and which is attached as Exhibit 20.1 hereto, and such information is incorporated by reference herein.

Item 8.01	Other Events.

On August 28, 2014, Hillshire Brands and Tyson issued a joint press release announcing the completion of the Offer and the expected consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 1, 2014, by and among Tyson Foods, Inc., The Hillshire Brands Company and HMB Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Hillshire Brands’ Current Report on Form 8-K filed with the SEC on July 2, 2014)

20.1	Offer to Purchase dated July 16, 2014 (incorporated by reference to Exhibit (a)(1)(i) to Tyson Foods, Inc.’s Schedule TO, as originally filed with the SEC on July 16, 2014)

99.1	Joint Press Release, dated August 28, 2014, issued by The Hillshire Brands Company and Tyson Foods, Inc. (incorporated by reference to Exhibit (a)(5)(xxxiii) to Tyson Foods, Inc.’s Schedule TO, as amended and filed with the SEC on August 28, 2014)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2014

THE HILLSHIRE BRANDS COMPANY

By:	/s/ R. Read Hudson
R. Read Hudson
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 1, 2014, by and among Tyson Foods, Inc., The Hillshire Brands Company and HMB Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Hillshire Brands’ Current Report on Form 8-K filed with the SEC on July 2, 2014)

20.1	Offer to Purchase dated July 16, 2014 (incorporated by reference to Exhibit (a)(1)(i) to Tyson Foods, Inc.’s Schedule TO, as originally filed with the SEC on July 16, 2014)

99.1	Joint Press Release, dated August 28, 2014, issued by The Hillshire Brands Company and Tyson Foods, Inc. (incorporated by reference to Exhibit (a)(5)(xxxiii) to Tyson Foods, Inc.’s Schedule TO, as amended and filed with the SEC on August 28, 2014)